Exhibit 10.8

AMENDMENT

This Amendment (this “Amendment”), dated as of May 31, 2006, is entered into by and between IMPLANT SCIENCES CORPORATION, a Massachusetts corporation (the “Company”), and LAURUS MASTER FUND, LTD., a Cayman Islands company (“Laurus”), for the purpose of amending the terms of (i) the Securities Purchase Agreement, dated September 30, 2005 (the “Purchase Agreement”) by and between the Company and Laurus and (ii) the Certificate of Vote of Directors Establishing a Class or Series of Stock, dated September 30, 2005 (the “Certificate of Vote of Directors”). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Purchase Agreement.

WHEREAS, the Company and Laurus have agreed to make certain changes to the Purchase Agreement and the Certificate of Vote of Directors as set forth herein;

WHEREAS, the Company and Laurus have previously agreed to postpone the obligations of the Company to make the scheduled amortization payments for January 2006, February 2006 and March 2006 on such dates, and instead such payments are due and payable on the Mandatory Redemption Date; and

WHEREAS, Laurus has agreed to postpone the obligation of the Company to make certain scheduled amortization payments in accordance with the terms of the Purchase Agreement as set forth herein and, in consideration therefore and in consideration of the other agreements set forth herein, the receipt of which is hereby acknowledged, the Company has agreed to issue an additional common stock purchase warrant to Laurus to purchase up to 150,000 shares of the Common Stock of the Company at an exercise price of $4.26 per share (the “New Warrant”).

NOW, THEREFORE, in accordance with the Purchase Agreement and in consideration of the above, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto amend the Purchase Agreement and, as applicable, all the Related Agreements, and agree as follows:

1.                                       Laurus hereby agrees that:

(a)                                  the Company shall not be required to pay the Monthly Amount due on the first business day of October 2006 on such date, and instead such Monthly Amount shall be due and payable, in cash, or as provided for in the Purchase Agreement, on the Mandatory Redemption Date;

(b)                                 Section 4(c) of the Certificate of Vote of Directors shall be amended by reducing the Fixed Conversion Price (as defined in the Certificate of Vote of Directors) from $6.80 per share to $4.15 per share;

(c)                                  the scheduled amortization payments due by the Company on the first business day of April 2006, May 2006, June 2006, July 2006, August 2006 and September 2006, as provided in the Purchase Agreement, shall be converted into 261,233 shares of Common Stock of the Company at a conversion price of $3.48 per share, and the Company shall register such shares in addition to any other shares the Company is required to register pursuant to the Purchase Agreement; and

(d)                                 In consideration of the agreements set forth in (a), (b) and (c) above, and the other agreements contained herein, the receipt of which is hereby acknowledged, the Company hereby agrees to issue to Laurus the New Warrant. The Company and Laurus hereby agree that the New Warrant constitutes a “Warrant” under and as defined in the Registration Rights Agreement, dated September 30, 2005, between the Company and Laurus.

2.                                       The Company shall amend the Certificate of Vote of Directors in accordance with the terms and provisions of this Amendment and file such amendment with the Commonwealth of Massachusetts.

3.                                       This Amendment shall be effective as of the date hereof upon the execution and delivery of same by each of the Company and Laurus.

4.                                       Except as specifically set forth in this Amendment, there are no other amendments to the Purchase Agreement or the Certificate of Vote of Directors, or any of the Related Agreements entered into therewith, and all of the other forms, terms and provisions of the Purchase Agreement and the Certificate of Vote of Directors and such Related Agreements shall remain unmodified and in full force and effect. Further, the Company and Laurus hereby acknowledge that no penalties or fees are currently due by the Company under the terms of the Purchase Agreement or such Related Agreements.

5.                                       The Company and Laurus hereby represent and warrant that as of the date hereof, after giving effect to this Amendment (the terms of which shall not constitute an Event of Default), (i) no Event of Default exists and is continuing and (ii) all representations, warranties and covenants made by the parties in connection with the Purchase Agreement are true, correct and complete and all of Company’s and its Subsidiaries’ covenant requirements have been met.

6.                                       This Amendment shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and permitted assigns. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

IN WITNESS WHEREOF, each of the Company and Laurus has caused this Amendment to be effective and signed in its name effective as of the date set forth above.

IMPLANT SCIENCES CORPORATION

By:
Name:
Title:

LAURUS MASTER FUND, LTD.

By:
Name:
Title: